CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in the Registration Statement on Form SB-2/A (Amendment No. 2) to be filed by Headliners Entertainment Group, Inc. of our report dated October 28, 2004 relating to the financial statements of 1133 Sycamore Street, LLC, our report dated October 28, 2004 relating to the financial statements of 4115 Mill Street, LLC, and our report dated October 28, 2004 relating to the financial statements of 296 N. Stone, LLC, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                             /s/ Couchot, Hogenkamp & Associates, Inc.
                             -----------------------------------------
                             Couchot, Hogenkamp & Associates, Inc.

Centerville, Ohio
December 6, 2004